POWER OF ATTORNEY<br />
KNOW ALL PERSONS BY THESE PRESENTS that GS Capital Partners VI<br /> Parallel, L.P. (the "Company") does hereby make, constitute and<br /> appoint each of Jamison Yardley and Nathan R. Burby, acting<br /> individually, its true and lawful attorney, to execute and<br /> deliver in its name and on its behalf whether the Company is<br /> acting individually or as representative of others, any and all<br /> filings required to be made by the Company under the Securities<br /> Exchange Act of 1934, (as amended, the "Act"), with respect to<br /> securities which may be deemed to be beneficially owned by the<br /> Company under the Act, giving and granting unto each said<br /> attorney-in-fact power and authority to act in the premises as<br /> fully and to all intents and purposes as the Company might or<br /> could do if personally present by one of its authorized<br /> signatories, hereby ratifying and confirming all that said<br /> attorney-in-fact shall lawfully do or cause to be done by virtue<br /> hereof.<br />
THIS POWER OF ATTORNEY shall remain in full force and effect<br /> until the earlier of (i)<br />
July 29, 2023 and (ii) such time that it is revoked in writing by<br /> the undersigned; provided that in the event the attorney-in-fact<br /> ceases to be an employee of the Company or its affiliates or<br /> ceases to perform the function in connection with which he/she<br /> was appointed attorney-in-fact prior to such time, this Power of<br /> Attorney shall cease to have effect in relation to such<br /> attorney-in-fact upon such cessation but shall continue in full<br /> force and effect in relation to any remaining attorneys-in-fact.<br /> The Company has the unrestricted right unilaterally to revoke<br /> this Power of Attorney.<br />
This Power of Attorney shall be governed by, and construed in<br /> accordance with, the laws of the State of New York, without<br /> regard to rules of conflicts of law.<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of July 30, 2020.<br />
GS Capital Partners VI Parallel, L.P.<br />
By: GS Advisors VI L.L.C., its General Partner<br />
By: /s/ William Y. Eng<br />
Name: William Y. Eng<br />
Title: Vice President